WORLD HEADQUARTERS
                                                       6718 W. Plank Rd.
                                                       Peoria, IL 61604 USA
                                                       Ph: 309-697-4400
                                                       FAX: 309-697-5612
[OBJECT OMITTED]


FOR FURTHER INFORMATION:
Al Dix
Chief Financial Officer
(309) 633-6809
al.dix@rohnnet.com


               ROHN SIGNS EXTENSION TO FORBEARANCE AGREEMENT
               ---------------------------------------------



November 1, 2002, Peoria, IL -- ROHN Industries, Inc. (Nasdaq: ROHN), a global provider of infrastructure equipment for the telecommunications industry, announced today that it has entered into an extension to its forbearance agreement with its bank lenders. The forbearance period under the Company's current forbearance agreement was scheduled to expire on October 31, 2002. On October 30, 2002, the bank lenders delivered to the Company a proposed new amendment to the credit agreement. The bank lenders have agreed to extend the forbearance period under the current forbearance agreement until November 8, 2002 while the Company reviews the terms of this proposed new amendment. During this extension of the forbearance period, the bank lenders have agreed to forbear from enforcing any remedies under the credit agreement arising from ROHN's breach of financial covenants contained in the credit agreement. If these financial covenants and related provisions of the credit agreement are not amended by November 8, 2002, and the bank lenders do not waive any defaults by that date, the bank lenders will be able to exercise any and all remedies they may have in the event of a default.


ROHN Industries, Inc. is a leading manufacturer and installer of telecommunications infrastructure equipment for the wireless and fiber optic industries. Its products are used in cellular, PCS, fiber optic networks for the Internet, radio and television broadcast markets. The company's products include towers, equipment enclosures, cabinets, poles and antennae mounts, as well as design and construction services. ROHN has manufacturing locations in Peoria, Ill.; Frankfort, Ind.; and Bessemer, Ala., along with a sales office in Mexico City, Mexico.

Statements in this press release include "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws, and include, but are not limited to, those statements relating to sales and earning expectations, expected demand and other statements of outlook. The actual results and effects could differ materially from those currently anticipated in our forward-looking statements. Factors and risks that could cause such differences include, but are not limited to: wireless and fiber optic communications industry capital spending; the ability of our customers to secure adequate financing; elections by customers to terminate or delay previously placed orders; the effects of competition, particularly on pricing and margins; our implementation of our growth objectives in foreign markets; our indebtedness, which could restrict our operations, making us more vulnerable to adverse economic conditions and making it more difficult for us to implement our business strategy; liquidity problems that confront or may confront us; our failure to enter into an amendment to our Credit Agreement to waive or cure existing defaults thereunder; our inability to obtain bonding required for certain customer contracts or potential contracts; our Commonwealth of Pennsylvania construction project staying on its currently anticipated schedule; and regulatory changes affecting our industry. The cautionary statement contained in Exhibit 99.1 to ROHN's Form 10-K is incorporated herein by reference. Our forward-looking statements are given as of the date of this release and we are not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.